Exhibit 99.1

News Release	JBT Corporation
200 E. Randolph Drive Chicago, IL 60601

For Release: Immediate

Investors:	Cindy Shiao	(312) 861-5931

Media:	Ken Jones	(312) 861-6791

JBT Corporation Reports Second Quarter 2009 Results

Highlights:

•	Revenue of $230.2 million, down 17% from second quarter 2008

•	Excluding restructuring charges, segment operating profit margin of 10.3% up 130 basis points from prior-year quarter

•	Diluted earnings per share from continuing operations of $0.34

•	Expanded JBT FoodTech product offerings through Double D acquisition

•	Net debt at $132.4 million down $10.7 million from first quarter 2009

•	Full-year diluted earnings per share from continuing operations estimated to be in the range of $0.95-$1.15

CHICAGO, August 3, 2009—JBT Corporation (NYSE: JBT), a leading global technology solutions provider to the food processing and air transportation industries, today reported second quarter 2009 results.

Second quarter 2009 revenue of $230.2 million declined 17 percent from second quarter 2008 or 11 percent in constant currencies. Segment operating profit was $22.5 million, down 10 percent from the prior-year quarter. During the quarter, the company incurred approximately $1.3 million in restructuring charges from cost reduction actions taken to respond to the continued economic slowdown. Excluding these charges, segment operating margin improved 130 basis points to 10.3 percent over the same period a year ago. Diluted earnings per share from continuing operations for the second quarter were $0.34, representing a 17 percent decline from $0.41 diluted earnings per share from continuing operations for the prior-year period (calculated on a pro forma basis to include comparable debt and interest expense) and a 28 percent decline from the prior-year second quarter GAAP diluted earnings per share of $0.47. Restructuring charges and negative translation impact from the stronger U.S. dollar accounted for $0.07 of the decline. Cash generated from operating activities totaled $21.8 million for the quarter. Debt, net of cash, was $132.4 million down from $143.1 million in the first quarter 2009.

“We posted strong quarterly results as our operations continue to perform well in spite of a challenging global economic environment,” said Charlie Cannon, Chairman and Chief Executive Officer. “Our second quarter revenue and earnings were, as expected, seasonally stronger than the first quarter. While we are focused on serving our customers and managing costs to match demand, we continue to invest for the future. In May, we closed our second acquisition that expands our JBT FoodTech product offerings and positions us for future growth. Additionally, our continued strong

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cash flow generation allowed us to pay down debt and fund the Double D acquisition, our second quarter dividend, and an initial pension contribution. However, looking ahead, we expect the operating environment will remain difficult for the second half of 2009 and possibly into 2010. As a result, we are currently expecting a sequentially weaker third quarter, followed by a seasonally stronger fourth quarter.”

JBT FoodTech

JBT FoodTech’s second quarter revenue of $145.5 million declined 8 percent from $158.5 million in the same period of 2008, primarily due to generally stronger U.S. dollar exchange rates than in the prior-year quarter. In constant currencies, revenue was up slightly reflecting delivery of two large orders, partially offset by continued weak demand in Europe and Latin America. JBT FoodTech’s operating profit of $16.5 million was up 15 percent from $14.4 million in the prior-year quarter, driven by lower expenses resulting from aggressive cost reduction and improved margins, partially offset by restructuring charges. Excluding the restructuring charges, operating margin was 11.8 percent, up 270 basis points from the prior-year quarter margin of 9.1 percent. Inbound orders totaled $113.5 million for the quarter, a decline of 23 percent from the same period a year ago and 14 percent in constant currencies, reflecting continued weakness in Europe and Latin America. However, inbound orders were 14 percent higher than the first quarter of 2009. Backlog of $125.4 million was down 19 percent from $154.7 million in the prior-year quarter. In constant currencies, backlog declined 13 percent from the prior-year quarter.

JBT AeroTech

JBT AeroTech’s second quarter revenue of $83.7 million decreased 29 percent from $117.1 million in the same period of 2008, primarily driven by continued weak demand for ground support equipment as a result of lower passenger and freight traffic in the airline and airfreight industries. JBT AeroTech’s operating profit of $6.0 million declined 43 percent from $10.6 million in the prior-year quarter due to lower revenue and restructuring charges, partially offset by lower expenses from cost reduction initiatives and a favorable product mix. Excluding the restructuring charges, operating margin of 7.9 percent declined 120 basis points from the prior-year quarter. Inbound orders totaled $68.8 million, down 30 percent from last year’s second quarter, driven primarily by lower demand in ground support equipment. Inbound orders declined 22 percent from first quarter 2009, which included a $28 million Halvorsen order received in January 2009. Excluding the Halvorsen order, inbound orders improved 14 percent sequentially. Backlog of $142.6 million was down 24 percent from $187.6 million in the prior-year quarter.

Corporate Items

Corporate expense in the quarter was $4.0 million, an increase of $1.0 million versus the prior-year quarter, reflecting higher stand-alone corporate costs that are representative of the company’s current run rate.

Other expense, net, of $1.4 million was $1.3 million lower than the prior-year quarter. In 2008, the company reported $1.3 million in higher costs allocated from JBT’s former parent company, FMC Technologies, Inc.

Cash generated from operating activities in the quarter was $21.8 million. The company ended the quarter with debt, net of cash, of $132.4 million, reduced from $143.1 million in first quarter of 2009 reflecting repayment of a portion of outstanding borrowings under the company’s revolving credit facility. During the quarter, cash was utilized to pay a quarterly dividend of $2.0 million, an initial pension contribution of $2.1 million and the previously announced Double D acquisition. Net interest expense was $2.3 million in the second quarter of 2009.

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The effective tax rate from continuing operations for the quarter was 34.7 percent, reflecting half of a percentage point increase in the estimated annual rate due to an unfavorable mix of earnings from higher tax jurisdictions.

Year-to-date capital expenditures totaled $9.8 million and depreciation and amortization totaled $10.6 million.

2009 Outlook

Looking forward, the company expects a continued challenging economic environment in the second half of 2009 that will likely continue into 2010. The company expects 2009 diluted earnings per share to be in the range of $0.95-$1.15. The lower end of the range assumes no pickup in demand for either JBT AeroTech ground support equipment or JBT FoodTech European and Latin American markets. The upper end of the range assumes a modest seasonal recovery in demand for JBT AeroTech ground support equipment and improvement in the European market for JBT FoodTech product lines.

Second Quarter Earnings Conference Call

The company will hold a conference call at 9:00 AM EDT Tuesday, August 4, 2009, to discuss the second quarter 2009 results. The call can be accessed live by dialing (866) 394-6382 or (702) 696-4650 and using conference ID 14621196, or through the Investor Relations link on JBT Corporation’s website at http://ir.jbtcorporation.com. A replay of the call will be available through August 11, 2009 and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and referencing passcode 14621196. A rebroadcast also will available on the company’s Investor Relations website.

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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to the food processing and air transportation industries. JBT Corporation designs, manufactures, tests and services technologically sophisticated systems and products for regional and multi-national industrial food processing customers through its JBT FoodTech segment and for domestic and international air transportation customers through its JBT AeroTech segment. JBT Corporation employs approximately 3,300 people worldwide and operates sales, service, manufacturing and sourcing operations located in over 25 countries. For more information, please visit www.jbtcorporation.com.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

FINANCIAL TABLES FOLLOW

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JBT CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

(Unaudited and in millions)

	Three Months Ended June 30,
	2009	2008
		Historical	Pro Forma (1)
Revenue	$230.2	$276.8	$276.8

Costs and expenses:
Costs of sales	171.2	209.0	209.0
Selling, general and administrative expense	38.0	41.0	41.0
Research and development expense	4.5	6.5	6.5

Total costs and expenses	213.7	256.5	256.5

Other income (expense), net	0.6	(1.0)	(1.0)

Income before net interest expense and income taxes	17.1	19.3	19.3
Net interest (expense) income	(2.3)	0.2	(2.5)

Income from continuing operations before income taxes	14.8	19.5	16.8
Provision for income taxes	5.1	6.5	5.5

Income from continuing operations	9.7	13.0	11.3
Income (loss) from discontinued operations, net of taxes	—	—	—

Net income	$9.7	$13.0	$11.3

Basic earnings per share:
Income from continuing operations	$0.35	$0.47	$0.41
Income (loss) from discontinued operations	—	—	—

Basic earnings per share	$0.35	$0.47	$0.41

Diluted earnings per share:
Income from continuing operations	$0.34	$0.47	$0.41
Income (loss) from discontinued operations	—	—	—

Diluted earnings per share	$0.34	$0.47	$0.41

Weighted average shares outstanding
Basic (2)	27.6	27.5	27.5

Diluted (2)	28.5	27.5	27.5

(1)	In connection with the separation from FMC Technologies, JBT Corporation paid FMC Technologies $189.4 million, which was funded through issuance of unsecured debt. Pro forma results include an estimate of interest expense that JBT Corporation would have incurred had the spin-off occurred on January 1, 2008. Interest expense is based on $189.4 million of debt at the interest rate applicable on July 31, 2008, or 5.8%, for all periods prior to the separation date. Related income tax impact has been estimated using a rate of 37%.
(2)	The number of shares used to compute the historical basic and diluted earnings per share for the period ending June 30, 2008 is based on the number of shares outstanding on July 31, 2008, the distribution date in connection with the separation from FMC Technologies, or 27.5 million shares.

JBT CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

(Unaudited and in millions)

	Six Months Ended June 30,
	2009	2008
		Historical	Pro Forma (1)
Revenue	$399.2	$537.0	$537.0

Costs and expenses:
Costs of sales	293.3	407.3	407.3
Selling, general and administrative expense	72.8	80.2	80.2
Research and development expense	8.5	12.0	12.0

Total costs and expenses	374.6	499.5	499.5

Other income, net	0.9	1.1	1.1

Income before net interest expense and income taxes	25.5	38.6	38.6
Net interest (expense) income	(4.5)	0.3	(5.2)

Income from continuing operations before income taxes	21.0	38.9	33.4
Provision for income taxes	7.2	13.9	11.9

Income from continuing operations	13.8	25.0	21.5
Income from discontinued operations, net of taxes	—	0.3	0.3

Net income	$13.8	$25.3	$21.8

Basic earnings per share:
Income from continuing operations	$0.50	$0.91	$0.78
Income from discontinued operations	—	0.01	0.01

Basic earnings per share	$0.50	$0.92	$0.79

Diluted earnings per share:
Income from continuing operations	$0.49	$0.91	$0.78
Income from discontinued operations	—	0.01	0.01

Diluted earnings per share	$0.49	$0.92	$0.79

Weighted average shares outstanding
Basic (2)	27.6	27.5	27.5

Diluted (2)	28.3	27.5	27.5

(1)	In connection with the separation from FMC Technologies, JBT Corporation paid FMC Technologies $189.4 million, which was funded through issuance of unsecured debt. Pro forma results include an estimate of interest expense that JBT Corporation would have incurred had the spin-off occurred on January 1, 2008. Interest expense is based on $189.4 million of debt at the interest rate applicable on July 31, 2008, or 5.8%, for all periods prior to the separation date. Related income tax impact has been estimated using a rate of 37%.
(2)	The number of shares used to compute the historical basic and diluted earnings per share for the period ending June 30, 2008 is based on the number of shares outstanding on July 31, 2008, the distribution date in connection with the separation from FMC Technologies, or 27.5 million shares.

JBT CORPORATION

BUSINESS SEGMENT DATA

(Unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue

JBT FoodTech	$145.5	$158.5	$240.4	$308.3
JBT AeroTech	83.7	117.1	157.3	228.7
Other revenue (1) and intercompany eliminations	1.0	1.2	1.5	—

Total revenue	$230.2	$276.8	$399.2	$537.0

Income before income taxes

Segment operating profit
JBT FoodTech	$16.5	$14.4	$24.3	$28.8
JBT AeroTech	6.0	10.6	11.5	19.6

Total segment operating profit	22.5	25.0	35.8	48.4

Corporate items
Corporate expense	(4.0)	(3.0)	(7.0)	(5.8)
Other expense, net (2)	(1.4)	(2.7)	(3.3)	(4.0)
Net interest (expense) income	(2.3)	0.2	(4.5)	0.3

Total corporate items	(7.7)	(5.5)	(14.8)	(9.5)

Income from continuing operations before income taxes	$14.8	$19.5	$21.0	$38.9

(1)	Other revenue comprises certain gains and losses on derivatives related to foreign exchange exposure.
(2)	Other expense, net, generally includes stock-based compensation, other employee benefits, LIFO adjustments, foreign exchange gains and losses, and the impact of unusual or strategic transactions not representative of segment operations.

JBT CORPORATION

BUSINESS SEGMENT DATA

(Unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Inbound Orders

JBT FoodTech	$113.5	$147.0	$213.0	$295.9
JBT AeroTech	68.8	98.9	157.3	185.6
Intercompany eliminations	—	(0.2)	(0.1)	(2.1)

Total inbound orders	$182.3	$245.7	$370.2	$479.4

	June 30,
	2009	2008
Order Backlog
JBT FoodTech	$125.4	$154.7
JBT AeroTech	142.6	187.6
Intercompany eliminations	(1.7)	(1.4)

Total order backlog	$266.3	$340.9

JBT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	June 30, 2009	December 31, 2008
	(Unaudited)
Cash and cash equivalents	$17.1	$43.6
Trade receivables, net	131.0	159.0
Inventories	140.7	123.0
Other current assets	27.6	31.4

Total current assets	316.4	357.0

Property, plant and equipment, net	123.3	119.7
Other assets	121.1	114.6

Total assets	$560.8	$591.3

Accounts payable, trade and other	$67.5	$67.2
Advance payments and progress billings	83.5	92.9
Other current liabilities	93.5	104.3

Total current liabilities	244.5	264.4

Long-term debt, less current portion	149.0	185.0
Accrued pension and other postretirement benefits, less current portion	117.6	118.3
Other liabilities	36.0	32.4
Common stock, paid-in capital and retained earnings	75.5	61.6
Accumulated other comprehensive loss	(61.8)	(70.4)

Total liabilities and stockholders’ equity	$560.8	$591.3

JBT CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(Unaudited and in millions)

	Six Months Ended June 30,
	2009	2008
Cash Flows From Operating Activities:
Income from continuing operations	$13.8	$25.0
Depreciation and amortization	10.6	12.6
Trade accounts receivable, net	32.3	16.2
Inventories	(12.4)	(12.7)
Accounts payable, trade and other	(0.7)	(12.1)
Advance payments and progress billings	(13.1)	(2.3)
Other	(2.6)	7.8

Cash provided by continuing operating activities	27.9	34.5

Net cash required by discontinued operating activities	—	(0.2)

Cash Flows From Investing Activities:
Acquisitions	(6.7)	—
Capital expenditures	(9.8)	(12.2)
Proceeds on disposal of assets	0.4	0.6

Cash required by continuing investing activities	(16.1)	(11.6)

Cash provided by discontinued investing activities	—	0.7

Cash Flows From Financing Activities:
Net payments on credit facilities	(36.0)	(0.1)
Distributions to former parent, net	—	(27.7)
Dividends paid	(3.9)	—
Other	0.6	—

Cash required by financing activities	(39.3)	(27.8)

Effect of foreign exchange rate changes on cash and cash equivalents	1.0	0.6

Decrease in cash and cash equivalents	(26.5)	(3.8)

Cash and cash equivalents, beginning of period	43.6	9.5

Cash and cash equivalents, end of period	$17.1	$5.7